INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 33-37928 of Stratus Fund, Inc. on Form N-1A of our report dated July 23, 1999, appearing in the Annual Report of Stratus Fund, Inc for the year ended June 30, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectuses and "Auditors" in the Statement of Additional Information, which is a part of such Registration Statement.


/S/ DELOITTE & TOUCHE LLP


Lincoln, Nebraska
October 27, 1999